Exhibit 21
            SUBSIDIARIES OF MILLIPORE CORPORATION
Pursuant to Item 601, Paragraph 21, clause (ii) of Regulation S-K, the following list excludes subsidiaries who conduct no business operations or which have no significant assets.
Company Name                            Jurisdiction of
Organization
Millipore Asia Ltd.                          Delaware
  Millipore Korea Ltd.                       Korea
  Millipore Singapore, Pte. Ltd.             Singapore
Millipore Cidra, Inc.                        Delaware
Millipore Intertech, (V.I.), Inc.            U.S. Virgin Is.
Millipore (Canada) Ltd.                      Canada
Millipore S.A. de C.V.                       Mexico
Millipore GesmbH                             Austria
  Millipore Kft                              Hungary
  Millipore S.R.O.                           Czech Republic
Millipore Investment Holdings Ltd.           Delaware
 Millipore International Holding Company B.V.     Netherlands
  Millipore Japan Company L.L.C.            Delaware
     Nihon Millipore Limited                 Japan
  Millipore S.A./N.V.                       Belgium
  Millipore (U.K.) Ltd.                     United Kingdom
  Millipore S.A.                            France
    Prochrom S.A.                           France
  Millipore Ireland B.V.                    Netherlands
    Millipore Dublin International Finance Company Ireland
  Millipore GmbH                            West Germany
  Millipore S.p.A.                          Italy
  Millipore A.B.                            Sweden
  Millipore AS                              Norway
  Millipore A.G.                            Switzerland
  Millipore A/S                             Denmark
  Millipore Australia Pty. Ltd.             Australia
  Millipore Iberica S.A.                    Spain
  Millipore I.E.C., Ltda.                   Brazil
  Millipore OY                              Finland
  Millipore B.V.                            The Netherlands
  Millipore China Ltd.                      Hong Kong
Millipore Pacific Limited                    Delaware
  Millipore (Suzhou) Filter Company Limited  Peoples Republic of
China
Millicorp, Inc.                              Delaware
Minerva Insurance Co. Ltd.                   Bermuda
Vermeer                                      Ireland